UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 7, 2004

Biomass Processing Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50520	65-0638890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Commerce Place, Suite A, West Palm Beach, Florida	33407

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 684–6611

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events and Required FD Disclosure

     On September 7, 2004, Biomass Processing Technology, Inc. announced on the company website, www.bptechnology.com, that the Company had not suffered serious damage to facilities from the several hurricanes which recently struck Florida, but there would be construction delays as a result of problems related to the storms. The Company had previously reported an estimated target date to commence operations as September 7, 2004. The Company announced that the target date is extended by at least several weeks and perhaps longer depending on other factors related to the storms. A copy of the announcement is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro forma Financial Information, and Exhibits.

(c) Exhibits.

The following exhibit is included with this Report:

Exhibit 99.1 (c):	Announcement dated September 7, 2004, regarding effects of the Florida Hurricanes on the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMASS PROCESSING TECHNOLOGY, INC. (Registrant)
Date September 10, 2004	By:	/s/ Larry W. Denney
(Signature)
Larry W. Denney, Chairman of the Board, President, and Chief Executive Officer